ARTICLES OF INCORPORATION
                                       OF
                              BETA OIL & GAS, INC.


     FIRST.   The name of this corporation is BETA OIL & GAS, INC.

     SECOND. Its resident agent and registered office in the State of Nevada is as follows: PARACORP at 318 N. Carson Street, Suite 208, Carson City, Nevada 89701.

     THIRD. The total number of shares which the corporation is authorized to issue is Ten Million (10,000,000) shares of common stock with a par value of $.001 per share.

     FOURTH. The governing body of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the corporation.

     The name and addresse of the first board of directors, which shall consist of one director, is as follows:
                             Joe C. Richardson, Jr.
                         318 N. Carson Street, Suite 208
                              Carson City, NV 89701

     FIFTH.   The name and address of the incorporator signing the Articles of
Incorporation  is as follows:

                               Malea Farsai, Esq.
                                 HORWITZ & BEAM
                          Two Venture Plaza, Suite 380
                            Irvine, California 92618

     SIXTH. At all elections of directors of the corporation, each holder of stock possessing voting power is entitled to as many votes as equal the number of shares multiplied by the number of directors to be elected, and he may cast all of his votes for a single director or may distribute them among the number to be voted for or any two or more of them, as he may see fit.

     SEVENTH. No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section
78.300 of the Nevada Revised Statues. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this day of June, 1997.





                                                  /s/ Malea Farsai, Incorporator

STATE OF CALIFORNIA        )
                                    )       SS.
COUNTY OF ORANGE  )

     On this day of June, 1997 before me, the undersigned Notary Public, personally appeared Malea Farsai, personally known to me (or prove to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within Instrument and acknowledged to me that she executed the same in her authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


         WITNESS my hand and official seal.
                                                              Notary Public

                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                                BY RESIDENT AGENT

     The undersigned,     , hereby accepts the appointment as Resident Agent of
the above named corporation.


                                 Resident Agent


Dated:                                               By:




Name:

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                       FOR

                              BETA OIL & GAS, INC.

                              a Nevada corporation


     Steve Antry and Lisa Antry each hereby certify that:

     1. He is the President and Secretary, respectively, of Beta Oil & Gas, Inc., a Nevada corporation.

     2. Article Three of the Articles of Incorporation of this Corporation are amended and restated in its entirety to read as follows:



     THIRD. The total number of shares which the corporation is authorized to issue is Fifty Million (50,000,000) shares of common stock with a par value of $.001 per share.


     3. Except as expressly amended by the foregoing Amendment, the Articles of Incorporation of this Corporation remain in full force and effect.

     4. The foregoing Amendment of the Articles of Incorporation has been duly approved by the board of directors.

     5. The foregoing Amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
Section 78.390 of the Nevada Revised Statutes.

     The undersigned further declare under the penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct of their own knowledge.



Dated:   March __, 1998


                                                      /s/ Steve Antry, President



                                                      /s/ Lisa Antry, Secretary

STATE OF CALIFORNIA        )
                                    ) ss.
COUNTY OF ____________)

     On this _____ day of , 1998, before me, the undersigned Notary Public, personally appeared , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within Instrument and acknowledged to me that he/she/they
executed the same in   his/her/their   authorized   capacity(ies), and that by
his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

                                               -------------------------------
                                               Notary Public

(Seal)




STATE OF CALIFORNIA        )
                                    ) ss.
COUNTY OF ____________)

     On this _____ day of , 1998, before me, the undersigned Notary Public, personally appeared , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within Instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

                                               -------------------------------
                                               Notary Public

(Seal)